Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

UNION BANK, N.A.

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

General Counsel

Union Bank, N.A.

400 California Street

Corporate Trust - 12th Floor

San Francisco, CA 94104

(415) 765-2945

(Name, address and telephone number of agent for service)

STAR GAS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	06-1437793
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

STAR GAS FINANCE COMPANY

(Exact name of registrant as specified in its charter)

Delaware	75-3094991
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Subsidiary Guarantors

Exact Name of Registrant As Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
A.P. WOODSON COMPANY	Washington, D.C.	06-1059668
C. HOFFBERGER COMPANY	Maryland	52-1437108
CHAMPION ENERGY CORPORATION	Delaware	06-1156651
CHAMPION OIL COMPANY	Connecticut	06-1078186
CFS LLC	Pennsylvania	27-4460830
COLUMBIA PETROLEUM TRANSPORTATION, LLC	Delaware	25-1859437
HOFFMAN FUEL COMPANY OF BRIDGEPORT	Delaware	06-1156650
HOFFMAN FUEL COMPANY OF DANBURY	Delaware	06-1156647
HOFFMAN FUEL COMPANY OF STAMFORD	Delaware	06-1156649
J.J. SKELTON OIL COMPANY	Pennsylvania	23-2387742
LEWIS OIL COMPANY	New York	11-2780728
MAREX CORPORATION	Maryland	52-1224796
MEENAN HOLDINGS OF NEW YORK, INC.	New York	75-3094989
MEENAN OIL CO., INC.	Delaware	13-5581656
MEENAN OIL CO., L.P.	Delaware	11-3083408
MINNWHALE LLC	New York	20-8048384
ORTEP OF PENNSYLVANIA, INC.	Pennsylvania	23-2319071
PETRO HOLDINGS, INC.	Minnesota	06-1538741
PETROLEUM HEAT AND POWER CO., INC.	Minnesota	06-1183025
PETRO PLUMBING CORPORATION	New Jersey	22-3802212
PETRO, INC.	Delaware	74-1810078
REGIONOIL PLUMBING, HEATING AND COOLING CO., INC.	New Jersey	22-2974742
RICHLAND PARTNERS, LLC	Pennsylvania	25-1881489
RYE FUEL COMPANY	Delaware	06-1156653
STAR ACQUISITIONS, INC.	Minnesota	06-1538742
TG&E SERVICE COMPANY, INC.	Florida	65-0952963

Star Gas Partners, L.P. 2187 Atlantic Street P.O. Box 120011 Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

(Title of the indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
Not Applicable.
In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee now in effect.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing By-Laws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

*	Exhibits 1 through 4 are incorporated herein by reference to Form T-1 as presented in Exhibit 25.1 to registration statement on Form S-3 Registration No. 333-165578 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 27th day of June, 2011.

Union Bank, N.A.

By:	/s/ Eva Aryeetey
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

June 27, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for debt securities between Star Gas Partners, L.P. (the “Company”) and Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.

Sincerely, Union Bank, N.A.

By:	/s/ Eva Aryeetey
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Union Bank, N.A

of Los Angeles in the State of California, at the close of business March 31, 2011, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,170,755
Interest-bearing balances	1,964,115
Securities:
Held-to-maturity securities	1,339,213
Available-for-sale securities	20,280,669
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	24,474
Loans and lease financing receivables:
Loans and leases held for sale	23,967
Loans and leases, net of unearned income	47,715,811
LESS: Allowance for loan and lease losses	975,883
Loans and leases, net of unearned income and allowance	46,739,928
Trading assets	875,834
Premises and fixed assets	694,194
Other real estate owned	159,162
Investments in unconsolidated subsidiaries and associated companies	532,825
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	2,446,770
Other intangible assets	432,710
Other assets	3,505,730

Total assets	80,190,346

Exhibit 7

LIABILITIES
Deposits:
In domestic offices	57,556,922
Noninterest-bearing	18,085,279
Interest-bearing	39,471,643
In foreign offices, Edge and Agreement subsidiaries, and IBFs	1,453,090
Noninterest-bearing	0
Interest-bearing	1,453,090
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	112,531
Securities sold under agreements to repurchase	313,681
Trading liabilities	686,601
Other borrowed money	7,741,464
Subordinated notes and debentures	751,567
Other liabilities	1,250,706

Total liabilities	69,866,562

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	6,601,472
Retained earnings	3,530,739
Accumulated other comprehensive income	-685,574
Other equity capital components	0
Noncontrolling (minority) interests in consolidated subsidiaries	272,570

Total bank equity capital	10,051,214
Total equity capital	10,323,784

Total liabilities, minority interest, and equity capital	80,190,346